                                                                   Exhibit 10.57


                                KELLSTROM
                                INDUSTRIES, INC.


                                             September 16, 1999

Gideon Vaisman
22 Woodland Park Drive
Tenafly, New Jersey 07670

Dear Mr. Vaisman:

Reference is made to the asset purchase agreement, dated as of February 7, 1998, among Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom"), Integrated Technology Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Kellstrom ("Kellstrom Subsidiary"), Integrated Technology Corp., a New Jersey corporation (the "Company"), and Gideon Vaisman. The asset purchase agreement has been amended by Amendment No. 1, dated as of March 13, 1998, and amendment No. 2, dated as of September 15, 1998 (as so amended, the "Asset Purchase Agreement").

         Section 7.02(b) of the Asset Purchase Agreement requires that $5 million of the Purchase Price (as defined therein) be allocated to goodwill.

         This letter agreement and release will constitute the agreement of the parties hereto as follows:

         1. Section 7.02(b) of the Asset Purchase Agreement is hereby amended by replacing the term "$5 million" with the term "$3,185,878".

         2. Except as amended herein, the Asset Purchase Agreement shall remain in full force and effect.

         3. Kellstrom will make a payment to you in the amount of $474,315 simultaneously with the signing of this letter agreement and release.

         4. The consideration set forth in paragraph 3 of this letter agreement and release is intended to compensate you and the Company for any and all damages, costs, liabilities, losses and expenses arising out of or related to the amendment to the Asset Purchase Agreement set forth herein. Accordingly, you and the Company and your respective heirs, successors and assigns, their respective subsidiaries, affiliated entities and persons, and their respective officers, directors, employees and agents, as applicable a (the "ITC Parties") hereby release and discharge Kellstrom, Kellstrom Subsidiary and their respective successors and assigns, their respective subsidiaries, affiliated entities and persons, and their respective officers, directors, employees and agents (collectively, the "Kellstrom Parties") from any and all claims, causes of action and demands of all kinds, arising at law or in equity, whether known or unknown, which any ITC Party has, ever has had, and ever in the future may have, against any of them, arising out of or relating to the amendment to the Asset Purchase Agreement set forth herein. You and the Company, on behalf of the ITC Parties, also agree not to initiate any legal action, charge or complaint against any Kellstrom Party in any forum whatsoever to the extent that such legal action, charge or complaint would relate to the matters covered or contemplated by this letter agreement and release or which is based on the foregoing. In the event any such actions, charges or complaints are asserted in the future by or on behalf of any ITC Party, a breach of this letter agreement and release shall be deemed to have occurred, entitling Kellstrom to the return of the consideration set forth in paragraph 3 of this letter agreement and release, as well as the attorneys' fees and expenses incurred by Kellstrom Party in defending such action, charge or complaint.

         5. The Kellstrom Parties hereby release and discharge the ITC Parties from any and all claims, causes of action and demands of all kinds, arising at law or in equity, whether known or unknown, which any Kellstrom Party has, ever has had, and ever in the future may have, against any of them, arising out of or relating to the amendment to the Asset Purchase Agreement set forth herein. Kellstrom and Kellstrom Subsidiary, on behalf of the Kellstrom


              1100 INTERNATIONAL PARKWAY o SUNRISE, FLORIDA 33323

                     TEL.: 954 845 0427 o FAX: 954 858 2449

Gideon Vaisman
September 16, 1999
Page 2

Parties, also agree not to initiate any legal action, charge or complaint against any ITC Party in any forum whatsoever to the extent that such legal action, charge or complaint would relate to the matters covered or contemplated by this letter agreement and release or which is based on the foregoing. In the event any such actions, charges or complaints are asserted in the future by or on behalf of any Kellstrom Party, a breach of this letter agreement and release shall be deemed to have occurred, entitling you to the attorneys' fees and expenses incurred by any ITC Party in defending such action, charge or complaint.

         6. This letter agreement and release shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws provisions.

         7. This letter agreement and release may not be changed except by a writing signed by you and an officer of Kellstrom.

         If you agree to the foregoing terms, please sign and return to us the enclosed copy of this letter agreement and release, which will then be a binding agreement between us.


                                             KELLSTROM INDUSTRIES, INC.



                                             By: /s/ Zivi R. Nedivi
                                                 -------------------------------
                                                 Zivi R. Nedivi, President and
                                                 Chief Executive Officer




                                             INTEGRATED TECHNOLOGY HOLDINGS
                                             CORP.



                                             By: /s/ Zivi R. Nedivi
                                                 -------------------------------
                                                 Zivi R. Nedivi, President



Agreed to September   , 1999


/s/ Gideon Vaisman
-------------------------------
Gideon Vaisman



INTEGRATED TECHNOLOGY CORP.


By: /s/ Gideon Vaisman
    -------------------------------
       Gideon Vaisman, President